SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 30, 1998


                      AMERICAN ENTERTAINMENT PARTNERS L.P.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-15514                  06-1183659
State or other jurisdiction           Commission               IRS Employer
    of incorporation                  File Number            Identification No.


3 World Financial Center, 29th Floor
New York, NY    Attn.:  Andre Anderson                             10285
Address of principal executive offices                            Zip Code



Registrant's telephone number, including area code (212) 526-3183

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Item 2.     Disposition of Assets

On November 30, 1998, Twentieth Century Fox Film Corporation ("Fox") purchased the Partnership's interest in Amercent Films (the "Joint Venture") for $5.2 million. Pursuant to the terms of the Joint Venture Agreement, commencing on June 30, 1995, Fox had the right and the option to purchase the Partnership's interest in the Joint Venture at an appraised fair market value determined by an independent appraisal firm. On February 2, 1998, the Partnership received the Preliminary Option Notice from Fox to begin the process of determining the fair market value of the Partnership's interest in the Joint Venture. The Partnership and Fox subsequently engaged an independent third-party appraiser to determine the fair market value for the Partnership's interest.

As a result of the sale, the General Partner intends to distribute the net proceeds therefrom, together with the Partnership's remaining cash reserves (after payment of, or provision for, the Partnership's liabilities and expenses, and establishment of a reserve for contingencies, if any) and dissolve the Partnership in accordance with the Partnership Agreement.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                AMERICAN ENTERTAINMENT PARTNERS L.P.

                          BY:   AEP PREMIERE CORPORATION
                                General Partner



Date:  December 15, 1998        BY:  /s/Michael T. Marron
                                     Michael T. Marron
                                     President and Chief Financial Officer